SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May __, 2008, by and between SOGUA (BVI) LIMITED (the “Company”) and PRIVATE CAPITAL GROUP (BVI) LIMITED (the “Lender”).

WHEREAS, the Lender desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a $300,000.00 US aggregate principal amount note (the “Note”), in the form attached hereto as Exhibit “A” for an aggregate purchase price of US$300,000.00, and the Lender wishes to purchase the Note upon the terms and conditions stated in this Agreement; and

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the Company is issuing the Lender warrants (the “Warrants”) to purchase approximately four percent (4%) of the Company’s outstanding capital stock equal to approximately 208,333 shares as of the date hereof.

WHEREAS, the Note and the Warrants are collectively sometimes referred to herein as the “Transaction Documents”.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which have likely acknowledged the Company and the Lender hereby agree as follows:

1. PURCHASE AND SALE OF THE NOTE.

a. Purchase of the Note. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Company shall issue and sell to the Lender and the Lender agrees to purchase from the Company, the Note.

b. Form of Payment. On the Closing Date, (i) the Lender shall pay to the Company Three Hundred Thousand Dollar ($300,000.00 US) (the “Purchase Price”) for the Note to be issued and sold to it at the Closing (as defined below), and (ii) the Company shall deliver such Note to the Lender, against delivery of such Purchase Price.

2. CLOSING DATE. The date and time of the issuance and sale of the Notes pursuant to Section 1 of this Agreement (the “Closing Date”) shall be simultaneous with the execution and delivery of this Agreement by the parties, or such other mutually agreed upon time. The closing of the transactions contemplated by Section 1 of this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Lender that:

a. Corporate Existence. The Company is duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands and has unconditional power and authority to conduct its business and own its properties as now, and proposed to be, conducted and owned. The Company is qualified to do business in all jurisdictions in which the nature of its properties and business requires qualification and in which noncompliance would materially affect the Company’s business.

b. Power and Authority. The Company has unconditional power and authority, and has taken all required corporate and other action necessary (including stockholder approval, if necessary) to permit it to own and hold properties, to carry on its current business, to execute and deliver this Agreement, to issue and sell the Note and otherwise to carry out the terms of this Agreement and all other documents, instruments, or transactions required by this Agreement, and none of such actions will violate any of the Company’s Bylaws or Certificate of Incorporation, or result in the breach of or constitute a default under any contract to which the Company is a party or by which it is bound or result in the creation or imposition of any material lien, claim or encumbrance on any Company asset. The Company has duly executed and delivered this Agreement constituting the Company’s obligation, enforceable in accordance with its terms. No event has occurred and no condition exists which would constitute a violation of this Agreement. Neither this Agreement nor any Contract gives any person rights to terminate any agreements with the Company or otherwise to exercise rights against the Company.

c. No Conflict. Neither the execution and delivery of this Agreement, its performance nor performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time): (i) conflict with or result in a violation of any provision, term or requirement of the Company’s organizational documents (ii) give any Person the right to challenge or exercise any remedy or obtain any relief under any legal requirement or order to which the Company is subject; (iii) give any governmental body the right to revoke or modify any governmental authorization relating to the business or assets of the Company; (ii) require the Company, as a matter of law, rule, or contract or in order to avoid any material adverse effect, to give any notice to or obtain any consent from any Person.

d. Brokers, etc. The Company has not dealt with any broker or finder in connection with the transactions contemplated herein and is under no obligation to pay any broker’s fee, finder’s fee or commission in connection therewith.

e. No Conflicts.

(i) The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate or the Bylaws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company is a party or is otherwise bound or is a beneficiary, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal, state and foreign securities laws and regulations to which the Company is subject) applicable to the Company or by which the real Property or any property or asset of the Company is bound or affected.

(ii) The Company is not in violation of the Certificate, the Bylaws or other organizational documents and the Company has not taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected.

f. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending threatened against or affecting the Company that could have a material adverse effect on the rights of the Lender under this Agreement or the transactions contemplated hereby.

g. Disclosure. All information relating to or concerning the Company set forth in this Agreement or otherwise provided to the Lender in connection with the transactions contemplated hereby is true and correct in all material respects and neither the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

h. Transaction Documents. The representations and warranties of the Company and as set forth in the Transaction Documents are incorporated herein by reference.

i. Notice of Default or Event of Default. Promptly, and in any event within three (3) business days after the Company becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given notice or taken any action with respect to a claimed Default of the type referred to in Section 5(f), the Company shall deliver to each holder of the Notes a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

4. Affirmative Covenants. The Company covenants that so long as the Note is outstanding:

a. Security Interest. As an inducement for the Lender to purchase the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations, the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Lender, a continuing security interest in, a continuing first lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company’s right, title and interest of whatsoever kind and nature in and to the any and all of the assets, property, leaseholds or interests of any kind, wherever located (the “Collateral”). The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, to (i) vest in the Lender a first priority security interest in the Collateral and (ii) as the Lender may reasonably request, carry out the intent and accomplish the purposes of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby.

b. Board Representation. The Lender shall nominate one additional member to the Company’s Board of Directors. The number of which may not exceed six (6) members.

c. Compliance with Law. The Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to be material.

d. Payment of Taxes and Claims. The Company will file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or its properties, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any of its Subsidiaries.

e. Existence, etc. The Company will at all times preserve and keep in full force and effect its existence as a limited liability company in good standing.

f. Other Affirmative Covenants. The Company will comply with all affirmative covenants as set forth in the Transaction Documents as if set forth herein in their entirety.

5. Events of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

a. the Company defaults in the payment of any principal on the Note when the same becomes due and payable, whether at maturity or otherwise; or

b. the Company defaults in the payment of any interest on the Note when the same becomes due and payable; or

c. the Company defaults in the performance of or compliance with any term contained in Section 5 and such default has not been cured for ten (10) business days after the Holder delivers written notice to the Company of such default; or

d. the Company defaults in the performance of or compliance with any term, agreement or covenant contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 8) and such default is not remedied within ten (10) business days after the Holder delivers written notice to the Company of such default; or

e. any representation or warranty made by or on behalf of the Company in this Agreement, any Transaction Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for ten (10) business days after the Holder delivers written notice to the Company of such default; or

f. (i) the Company is in default in the payment of any principal of or premium or make-whole amount or interest on any indebtedness that is outstanding beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any indebtedness that is outstanding or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such indebtedness has become, or has been declared (or one or more Persons are entitled to declare such indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition, (A) the Company has become obligated to purchase or repay indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (B) one or more Persons has the right to require the Company purchase or repay such indebtedness; or

g. the Company (i) files, or consents by answer or otherwise to the filing against it or him of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes an assignment for the benefit of its or his creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or him or with respect to any substantial part of its or his property, (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing; or

h. a court or governmental authority of competent jurisdiction enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or him or with respect to any substantial part of any of the Company’s property, or constituting an order for relief or approving a petition for relief or reorganization for any of them or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction by the Company, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within sixty (60) days; or

i. a final judgment or judgments for the payment of money are rendered against the Company which judgments are not, within ten (10) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ten (10) days after the expiration of such stay; or

6. Remedies on Default, Etc.

a. Acceleration. Upon the Note becoming due and payable under this Section 6(a), whether automatically or by declaration (a “Default”), such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

b. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether Note have become or have been declared immediately due and payable under Section 7(a), the holder of Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein the Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

c. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of the Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by the Note upon the Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company, the Company will pay to the Lender on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

7. Indemnification.

a. Survival. All representations, warranties and covenants in this Agreement will survive the Closing. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties and covenants will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty or covenant. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant, shall not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties and covenants.

b. Indemnification. The Company shall, indemnify and hold harmless the Lender, its officers, directors and shareholders, and all Persons who control (as such term is defined under the Securities Act or the Exchange Act) the Lender or the Lender (each an “Indemnified Party” and collectively the “Indemnified Parties”), and will pay to the Indemnified Parties the amount of, any loss, liability, claim, damage, expense, including costs of investigation and defense and reasonable attorneys’ fees, (collectively, “Damages”) arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by the Company in this Agreement, or any of the Transaction Documents, (ii) any breach by the Company of any covenant or obligation of the Company in this Agreement or any of the Transaction Documents.

c. Procedure for Indemnification. If a claim is to be made against the Company (the “Indemnifying Party”) under Section 8(b), the Indemnified Party shall give notice to such Indemnifying Party of such claim. In the event that the Indemnifying Party objects in writing to any claim for Damages, the Indemnified Party and the Indemnifying Party shall attempt in good faith to resolve the dispute. The remedies provided in this Section 7 will not be exclusive of or limit any other remedies that may be available to the Lender. When determining Damages under this Section 8.

8. Amendment and Waiver.

a. Requirements. This Agreement and each of the Transaction Documents may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the holders of a majority of the then-outstanding principal amount of the Notes and the respective parties thereto.

b. Binding Effect, etc. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Lender nor any delay in exercising any rights hereunder or under the Note shall operate as a waiver of the Lender. As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

9. Expenses.

a. Current Expenses. The Borrower shall reimburse, or pay directly, at the Closing up to $25,000 in the aggregate for fees in connection herewith.

b. Expenses in Dispute. In the event of any dispute regarding the subject matter hereunder, the non-prevailing party in any dispute shall be required to fully reimburse the prevailing party in any dispute for all of its documented attorneys’ fees, costs and expenses incurred in connection with such dispute, the outcome of which shall have been determined by a court of competent jurisdiction.

c. Expenses for Amendments. If the Lender shall employ counsel for advice or other representation or shall incur legal or other costs and expenses in connection with any amendment or modification of this Agreement or any of the other Documents proposed by the Company, then, and in any such event, the counsel fees arising from such services and all expenses, costs, charges and other fees of such counsel incurred in connection with or related to any of the events or actions described above shall be payable by the Company.

10. Governing Law; Jury Trial.

a. Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in New York County and the United States District Court for the Southern District of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified herein, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules.

b. Waiver of Jury Trial. Each party hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any disputes that may be filed in any court and that relate to the subject mater of this Agreement, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement for each party to enter into a business relationship, that each party has relied on this waiver in entering into this Agreement and that each party will continue to rely on this waiver in their related future dealings. Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that such party has knowingly and voluntarily waives its rights to a jury trial following such consultation. This waiver is irrevocable, meaning that, notwithstanding anything herein to the contrary, it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals and supplements or modifications to this agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

11. Miscellaneous.

a. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

b. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

c. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

d. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company

Sogua (BVI) Limited
Room 1410, Kaiyuan Building
No. 7001 Beihuan Rd., Futian District
Shenzhen, People’s Republic of China

Telephone: +(86) 755 8354 6556
Facsimile: +(86) 755 8354 6660

If to the Lender:

Private Capital Group (BVI) Limited
1500 Broadway. Suite 2003
New York, NY 10036

Telephone: (212) 755-1222
Facsimile: (212) 609-2687

Each party shall provide notice to all of the other parties of any change in address.

e. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company nor the Lender shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. Notwithstanding the foregoing, the Lender may assign its rights hereunder to any Person that purchases any of the Notes in a private transaction from the Lender or to any of its Affiliates without the consent of the Company.

f. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

g. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

h. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

i. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Lender shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

j. Nonliability of the Lender. The relationship between the Company and the Lender is, and shall at all times remain, solely that of the Company with a purchaser of its debt obligations. The Lender neither undertakes nor assumes any responsibility or duty to the Company to review, inspect, supervise, pass judgment upon, or inform the Company of any matter in connection with any phase of the Company’s business, operations, or condition, financial or otherwise. The Company shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment, or information supplied to the Company by the Lender, or any representative or agent of the Lender, in connection with any such matter is for the protection of the Lender, and neither the Company nor any third party is entitled to rely thereon.

k. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein and therein, wherever enacted, now or at any time hereafter in force, or which may effect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of power herein granted to the holders of the Notes, but shall suffer and permit the execution of every such power as though no such law had been enacted. All agreements between the Company and holders of the Notes, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason or demand or acceleration of the final maturity date of the Notes or prepayment or otherwise, shall the interest contracted for (or any original issue discount that would be determined to be interest), charged, received, paid or agreed to be paid to holders exceed the maximum amount permissible under the laws of the State of New York (hereinafter the “Applicable Law”). If, from any circumstances whatsoever, interest (or any original issue discount that would be determined to be interest) would otherwise be payable to any holder of the Notes in excess of the maximum amount permissible under Applicable Law, the interest payable to such holder shall be reduced to the maximum amount permissible under Applicable Law, and if from any circumstances such holder shall ever receive anything deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid principal balance of principal hereof, such excess shall be refunded to the Company as applicable. All interest paid or agreed to be paid to the holders of the Notes shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law.

l. No Brokers. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, bank or employee with respect to the sale of the Notes to the Lender pursuant to this Agreement. The Lender shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of any Persons for such fees payable by the Company of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

m. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by pdf file or similar electronic mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

IN WITNESS WHEREOF, the undersigned, the Company and the Lender, have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

SOGUA (BVI) LIMITIED

By: ______________________________________
Ben Li, Chief Executive Officer

LENDER:

PRIVATE CAPITAL GROUP (BVI) LIMITED

By: ______________________________________
Michael Wainstein, President